Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46422, 333-60268, 333-75496, 333-82702, 333-90770, 333-103151, 333-105542, 333-105545, 333-112709, 333-116907, 333-122715, 333-127207 and 333-151236) and Form S-3 (No. 333-162816) of Virage Logic Corporation of our reports dated December 14, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP

San Jose, California

December 14, 2009